Exhibit 21.1


                                 MARITRANS INC.
                         SUBSIDIARIES OF MARITRANS INC.
                             As of December 31, 1995



         Direct and indirect subsidiaries of Maritrans Inc. are:

                Maritrans Operating Partners L.P.
                Maritrans General Partner Inc.
                Maritrans Holdings Inc.
                Maritrans Distribution Services Inc.
                Maritrans Barge Co.
                Maritrans Ocean Transport Inc.
                Response Members Inc.
                Maritrans Capital Corp.
                Response Services Inc.
                CCF Acquisition Corp.
                Maritank Philadelphia Inc.
                Inter-Cities Navigation (Texas) Corp.
                Maritank Maryland Inc.
                Maritank Pennsauken Inc.
                Maritank Virginia Inc.
                Interstate Towing (Texas) Co.
                Maritank Inc.
                Maritank Tampa Inc.
                Maritrans Eastern Inc.
                Maritrans Inland Inc.
                Maritrans Gulf Inc.